Exhibit 99.1

The Home Depot Announces Fourth Quarter and Fiscal 2025 Results;
Increases Quarterly Dividend by 1.3%;
Provides Fiscal 2026 Guidance
ATLANTA, February 24, 2026 -- The Home Depot®, the world's largest home improvement retailer, today reported fourth quarter and fiscal 2025 results.
Fourth Quarter 2025
Sales for the fourth quarter of fiscal 2025 were $38.2 billion, a decrease of $1.5 billion, or 3.8% from the fourth quarter of fiscal 2024. The fourth quarter of fiscal 2025 consisted of 13 weeks compared with 14 weeks for the prior year. The 14th week in fiscal 2024 added approximately $2.5 billion of sales to the fourth quarter and the year.
Comparable sales for the fourth quarter of fiscal 2025 increased 0.4%, and comparable sales in the U.S. increased 0.3%.
Net earnings for the fourth quarter of fiscal 2025 were $2.6 billion, or $2.58 per diluted share, compared with net earnings of $3.0 billion, or $3.02 per diluted share, in the same period of fiscal 2024. The 14th week in fiscal 2024 added approximately $0.30 to diluted earnings per share to the fourth quarter and the year.
Adjusted(1) diluted earnings per share for the fourth quarter of fiscal 2025 were $2.72, compared with adjusted diluted earnings per share of $3.13 in the same period of fiscal 2024. The 14th week in fiscal 2024 added approximately $0.30 to adjusted diluted earnings per share to the fourth quarter and the year.
Fiscal 2025
Sales for fiscal 2025 were $164.7 billion, an increase of $5.2 billion, or 3.2% from fiscal 2024. Comparable sales for fiscal 2025 increased 0.3%, and comparable sales in the U.S. increased 0.5%.
Net earnings for fiscal 2025 were $14.2 billion, or $14.23 per diluted share, compared with net earnings of $14.8 billion, or $14.91 per diluted share in fiscal 2024.
Adjusted(1) diluted earnings per share for fiscal 2025 were $14.69, compared with adjusted diluted earnings per share of $15.24 in fiscal 2024.

(1)    The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this earnings release, adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share are non-GAAP financial measures. Refer to the end of this release for an explanation of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

“Throughout fiscal 2025, our teams did an incredible job engaging with our customers and growing market share, and I would like to thank them for their hard work and dedication,” said Ted Decker, chair, president and CEO. “For the fourth quarter, our results were largely in-line with our expectations, reflecting the lack of storm activity in the third quarter and ongoing consumer uncertainty and pressure in housing. Adjusting for storms, underlying demand was relatively stable throughout the year.”
Dividend Declaration
The Company today announced that its board of directors approved a 1.3% increase in its quarterly dividend to $2.33 per share, which equates to an annual dividend of $9.32 per share.
The dividend is payable on March 26, 2026, to shareholders of record at the close of business on March 12, 2026. This is the 156th consecutive quarter the Company has paid a cash dividend.
Fiscal 2026 Guidance
The company provides the following guidance for fiscal 2026:
•Total sales growth of approximately 2.5% to 4.5%
•Comparable sales growth of approximately flat to 2.0%
•Approximately 15 new stores
•Gross margin of approximately 33.1%
•Operating margin of approximately 12.4% to 12.6%
•Adjusted(1) operating margin of approximately 12.8% to 13.0%
•Effective tax rate of approximately 24.3%
•Net interest expense of approximately $2.3 billion
•Diluted earnings-per-share to grow approximately flat to 4.0% from $14.23 in fiscal 2025
•Adjusted(1) diluted earnings-per-share to grow approximately flat to 4.0% from $14.69 in fiscal 2025
•Capital expenditures of approximately 2.5% of total sales

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.
At the end of the fourth quarter, the company operated a total of 2,359 retail stores and over 1,250 SRS locations across all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs over 470,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" under the federal securities laws, including as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events, and use words such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “believe,” “expect,” “target,” "prospects,” “potential,” "commit” and "forecast,” or words of similar import or meaning or refer to future time periods. Forward-looking statements may relate to, among other things: our brand and reputation; the demand for our products and services, including as a result of macroeconomic conditions and changing customer preferences and expectations; net sales growth; comparable sales; the effects of competition; implementation of interconnected retail, store, supply chain, technology, innovation and other strategic initiatives, including with respect to real estate; inventory, on-shelf availability, and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer and trade credit; the impact of tariffs; trade policy changes or restrictions, or international trade disputes and efforts and ability to continue to diversify our supply chain; issues related to the payment methods we accept; demand for credit offerings including trade credit; management of relationships with our associates, jobseekers, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure, or demand for our products and services, such as tariffs, trade policy changes or restrictions or international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, labor disputes, geopolitical tensions or conflicts, military conflicts, or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding sustainability and human capital management matters and meet related goals; continuation or suspension of share repurchases; net earnings and margin performance; earnings per share; future dividends; capital allocation and expenditures; productivity; liquidity; return on invested capital; expense and debt leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including executive orders and other administrative or legislative actions, such as changes to tax laws and regulations; store openings and closures; financial outlook, including guidance for fiscal 2026; and the impact of acquired companies, including SRS and GMS, on our organization and the ability to recognize the anticipated benefits of completed or pending acquisitions.
These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 2, 2025 and also as described from time to time in reports subsequently filed with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.
Non-GAAP Financial Measures
To provide additional transparency, we supplement our disclosure with certain non-GAAP financial measures. When used in conjunction with our GAAP financial measures, we believe these supplemental non-GAAP financial measures will help management and investors to better understand and analyze our performance. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. Refer to the end of this release for an explanation and definitions of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended (1)			Fiscal Year Ended (2)
in millions, except per share data	February 1, 2026	February 2, 2025	% Change	February 1, 2026	February 2, 2025	% Change
Net sales	$38,198	$39,704	(3.8)%	$164,683	$159,514	3.2%
Cost of sales	25,732	26,670	(3.5)	109,818	106,206	3.4
Gross profit	12,466	13,034	(4.4)	54,865	53,308	2.9
Operating expenses:
Selling, general and administrative	7,772	7,725	0.6	30,702	28,748	6.8
Depreciation and amortization	845	814	3.8	3,273	3,034	7.9
Total operating expenses	8,617	8,539	0.9	33,975	31,782	6.9
Operating income	3,849	4,495	(14.4)	20,890	21,526	(3.0)
Interest and other (income) expense:
Interest income and other, net	(43)	(30)	43.3	(124)	(201)	(38.3)
Interest expense	594	638	(6.9)	2,412	2,321	3.9
Interest and other, net	551	608	(9.4)	2,288	2,120	7.9
Earnings before provision for income taxes	3,298	3,887	(15.2)	18,602	19,406	(4.1)
Provision for income taxes	727	890	(18.3)	4,446	4,600	(3.3)
Net earnings	$2,571	$2,997	(14.2)%	$14,156	$14,806	(4.4)%

Basic weighted average common shares	993	991	0.2%	993	990	0.3%
Basic earnings per share	$2.59	$3.02	(14.2)	$14.26	$14.96	(4.7)

Diluted weighted average common shares	995	994	0.1%	995	993	0.2%
Diluted earnings per share	$2.58	$3.02	(14.6)	$14.23	$14.91	(4.6)

	Three Months Ended (1)			Fiscal Year Ended (2)
Selected sales data:	February 1, 2026	February 2, 2025	% Change	February 1, 2026	February 2, 2025	% Change
Comparable sales (% change)	0.4%	0.8%	N/A	0.3%	(1.8)%	N/A
Comparable customer transactions (% change) (3)	(1.6)%	0.6%	N/A	(1.0)%	(1.0)%	N/A
Comparable average ticket (% change) (3)	2.4%	0.2%	N/A	1.4%	(0.9)%	N/A
Customer transactions (in millions) (3)	366.5	400.4	(8.5)%	1,601.5	1,637.2	(2.2)%
Average ticket (3)	$91.28	$89.11	2.4	$90.56	$89.31	1.4
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(1)Three months ended February 1, 2026 includes 13 weeks. Three months ended February 2, 2025 includes 14 weeks.
(2)Fiscal year ended February 1, 2026 includes 52 weeks. Fiscal year ended February 2, 2025 includes 53 weeks.
(3)Customer transactions and average ticket measures do not include results from HD Supply or SRS (including GMS).

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	February 1, 2026	February 2, 2025
Assets
Current assets:
Cash and cash equivalents	$1,389	$1,659
Receivables, net	5,597	4,903
Merchandise inventories	25,817	23,451
Other current assets	1,588	1,670
Total current assets	34,391	31,683
Net property and equipment	28,021	26,702
Operating lease right-of-use assets	9,204	8,592
Goodwill	22,344	19,475
Intangible assets, net	10,329	8,983
Other assets	806	684
Total assets	$105,095	$96,119

Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$4,464	$316
Accounts payable	11,491	11,938
Accrued salaries and related expenses	2,529	2,315
Current installments of long-term debt	4,967	4,582
Current operating lease liabilities	1,418	1,274
Other current liabilities	7,555	8,236
Total current liabilities	32,424	28,661
Long-term debt, excluding current installments	46,341	48,485
Long-term operating lease liabilities	8,160	7,633
Other long-term liabilities	5,357	4,700
Total liabilities	92,282	89,479
Total stockholders’ equity	12,813	6,640
Total liabilities and stockholders’ equity	$105,095	$96,119

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended (1)
in millions	February 1, 2026	February 2, 2025
Cash Flows from Operating Activities:
Net earnings	$14,156	$14,806
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization, excluding amortization of intangible assets	3,514	3,336
Intangible asset amortization	607	425
Stock-based compensation expense	522	442
Changes in working capital	(3,084)	679
Changes in deferred income taxes	418	15
Other operating activities	192	107
Net cash provided by operating activities	16,325	19,810

Cash Flows from Investing Activities:
Capital expenditures	(3,679)	(3,485)
Payments for businesses acquired, net	(5,410)	(17,644)
Other investing activities	109	98
Net cash used in investing activities	(8,980)	(21,031)

Cash Flows from Financing Activities:
Proceeds from short-term debt, net	4,148	316
Proceeds from long-term debt, net of discounts	2,161	10,010
Repayments of long-term debt	(5,040)	(1,536)
Repurchases of common stock	—	(649)
Proceeds from sales of common stock	314	395
Cash dividends	(9,152)	(8,929)
Other financing activities	(145)	(301)
Net cash used in financing activities	(7,714)	(694)
Change in cash and cash equivalents	(369)	(1,915)
Effect of exchange rate changes on cash and cash equivalents	99	(186)
Cash and cash equivalents at beginning of period	1,659	3,760
Cash and cash equivalents at end of period	$1,389	$1,659
—————
(1)Fiscal year ended February 1, 2026 includes 52 weeks. Fiscal year ended February 2, 2025 includes 53 weeks.

NON-GAAP FINANCIAL MEASURES
Adjusted operating income, adjusted operating margin (calculated as adjusted operating income divided by total net sales), and adjusted diluted earnings per share are presented as supplemental financial measures in the evaluation of our business that are not required by or presented in accordance with GAAP. The Company excludes the impact of amortization expense from acquired intangible assets from adjusted operating income and adjusted operating margin, and the impact of amortization expense from acquired intangible assets, including the related tax effects, from adjusted diluted earnings per share. We do not adjust for the revenue that is generated in part from the use of our acquired intangible assets. Amortization expense, unlike the related revenue, is not affected by operations in any particular period unless an intangible asset becomes impaired, or the useful life of an intangible asset is revised.
When used in conjunction with our GAAP results, we believe these non-GAAP measures provide investors with meaningful supplemental measures of our performance period to period, make it easier for investors to compare our underlying business performance to peers, and align to how management analyzes trends and evaluates performance internally. The Company provides non-GAAP financial information on this basis to facilitate comparability when we report earnings results. These non-GAAP measures should not be considered in isolation or as a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness as comparative measures.
RECONCILIATION OF ADJUSTED OPERATING INCOME AND ADJUSTED OPERATING MARGIN

	Three Months Ended (1)			Fiscal Year Ended (2)
USD in millions	February 1, 2026	February 2, 2025	% Change	February 1, 2026	February 2, 2025	% Change
Operating income (GAAP)	$3,849	$4,495	(14.4)%	$20,890	$21,526	(3.0)%
Operating margin (3)	10.1%	11.3%		12.7%	13.5%
Acquired intangible asset amortization (4)	171	145		607	425
Adjusted operating income (Non-GAAP)	$4,020	$4,640	(13.4)%	$21,497	$21,951	(2.1)%
Adjusted operating margin (Non-GAAP) (5)	10.5%	11.7%		13.1%	13.8%
 —————
(1)    Three months ended February 1, 2026 and February 2, 2025 includes 13 and 14 weeks, respectively.
(2)    Fiscal year ended February 1, 2026 and February 2, 2025 includes 52 and 53 weeks, respectively.
(3)    Operating margin is calculated as operating income divided by total net sales.
(4)    Amounts include acquired intangible asset amortization of $118 million and $398 million during the three and twelve months ended February 1, 2026, respectively, and $93 million and $218 million during the three and twelve months ended February 2, 2025, respectively, related to SRS Distribution, Inc., and its subsidiaries.
(5)    Adjusted operating margin is calculated as adjusted operating income divided by total net sales.
Our adjusted operating margin guidance for fiscal 2026 excludes an expected approximately 40 basis point impact from acquired intangible asset amortization.
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended (1)			Fiscal Year Ended (2)
per share amounts	February 1, 2026	February 2, 2025	% Change	February 1, 2026	February 2, 2025	% Change
Diluted earnings per share (GAAP)	$2.58	$3.02	(14.6)%	$14.23	$14.91	(4.6)%
Impact of acquired intangible asset amortization	0.17	0.14		0.61	0.43
Income tax impact of non-GAAP adjustment (3)	(0.03)	(0.03)		(0.15)	(0.10)
Adjusted diluted earnings per share (Non-GAAP)	$2.72	$3.13	(13.1)%	$14.69	$15.24	(3.6)%
 —————
(1)    Three months ended February 1, 2026 and February 2, 2025 includes 13 and 14 weeks, respectively. The 14th week of the fourth quarter of fiscal 2024 increased adjusted diluted earnings per share by approximately $0.30.
(2)    Fiscal year ended February 1, 2026 and February 2, 2025 includes 52 and 53 weeks, respectively. The 53rd week of fiscal 2024 increased adjusted diluted earnings per share by approximately $0.30.
(3)    Calculated as the per share impact of acquired intangible asset amortization multiplied by the Company’s effective tax rate for the period.
Our adjusted diluted earnings per share guidance for fiscal 2026 excludes an expected after-tax impact of approximately $0.50 from acquired intangible asset amortization.